UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2016, CHP II Partners, LP, the operating partnership of CNL Healthcare Properties II, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), issued to each of 125 separate investors a promissory note with a principal amount of $2,500 (each a “Note” and collectively the “Notes”). The purchase price for each Note was $2,500 per Note. In aggregate, the Company issued 125 Notes for $312,500. The operating partnership will pay interest on the Notes in the amount of $562.50 per annum per Note payable semi-annually in arrears. The Notes mature on June 30, 2046. Some or all of the Notes may be prepaid by the operating partnership at any time, in whole or in part, provided that (i) the operating partnership will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount to and including the date of prepayment and (ii) if the prepayment occurs prior to the second anniversary of the issue date of the Note, the operating partnership will pay on the date of such prepayment a one-time premium equal to $250 per Note. The operating partnership issued these Notes in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The Notes described above were offered through H&L Equities, LLC (“H&L”), a registered broker dealer and an affiliate of REIT Funding, LLC (“REIT Funding”). With respect to these Notes, a fee of approximately $20,476 was paid on our behalf by our external advisor, CHP II Advisors, LLC (our “Advisor”), to REIT Funding (and our Advisor reimbursed REIT Funding for certain expenses). From this fee, REIT Funding paid a brokerage commission of approximately $15,625 to H&L.

Item 3.02	Unregistered Sales of Equity Securities.

On August 1, 2016, we issued to each of 125 separate investors the following: 67 Class A shares of common stock, 67 Class T shares of common stock and 67 Class I shares of common stock. The purchase price for all shares was $10.00 per share. In aggregate, the Company issued 25,125 shares for $251,250. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The equity securities described above were offered through H&L. With respect to these equity securities, a fee of approximately $16,463 was paid on our behalf by our Advisor to REIT Funding (and our Advisor reimbursed REIT Funding for certain expenses). From this fee, REIT Funding paid a brokerage commission of approximately $12,563 to H&L.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

August 4, 2016	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer